Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

FPA ENERGY ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities*

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one share of common stock, $0.0001 par value, one right, and one redeemable warrant(2)	457(a)	11,500,000	10.00	115,000,000	0.00011020	$12,673.00
Fees to Be Paid	Equity	Shares of common stock included as part of the units(4)	457(a)	11,500,000	—	—	—	—	(5)
Fees to Be Paid	Equity	Rights included as part of the units(4)	457(a)	11,500,000	—	—	—	—	(5)
Fees to Be Paid	Equity	Shares underlying rights included as part of the units(4)	457(a)	1,150,000	10.00	11,500,000	0.00011020	$1,267.30
Fees to Be Paid	Equity	Redeemable warrants included as part of the units(4)	457(a)	11,500,000	—	—	—	—	(5)
Fees to Be Paid	Equity	Shares underlying redeemable warrants included as part of the units(4)	457(a)	11,500,000	11.50	132,250,000	0.00011020	$14,573.95
Fees to Be Paid	Equity	Representative’s shares of common stock(3)(4)	457(a)	345,000	10.00	3,450,000	0.00011020	380.19
Fees to Be Paid	Equity	Representative’s Warrants (6)	457(a)	345,000	12.00	4,140,000	0.00011020	$456.23
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$266,340,000		$29,350.67
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$29,350.67

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 11,500,000 units, consisting of 11,500,000 shares of common stock, 11,500,000 rights, and 11,500,000 redeemable warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	Includes 45,000 shares to be issued to the Representative of the Underwriters if the over-allotment option is exercised in full.
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions
(5)	No fee pursuant to Rule 457(g).
(6)	Includes 45,000 warrants to be issued to the Representative of the Underwriters if the over-allotment option is exercised in full.

Table 2: Fee Offset Claims and Sources

N/A